                                                                    EXHIBIT 99.1

NEWS RELEASE

Contacts:
John Rosenthal 574-273-9700
Edward Pooley 800-890-2798                 [ST. JOSEPH CAPITAL CORPORATION LOGO]
Fax:  574-243-9670
E-mail: jrosenthal@sjcb.com
        epooley@sjcb.com



FOR IMMEDIATE RELEASE, MONDAY, APRIL 21, 2003

                    ST. JOSEPH CAPITAL CORPORATION ANNOUNCES
                          RECORD 1ST QUARTER NET INCOME
                                PROFITS UP 32.9%

Mishawaka, Indiana -- April 21, 2003 -- Chairman, President and Chief Executive Officer John Rosenthal today announced that St. Joseph Capital Corporation (Nasdaq SC:SJOE) posted record first quarter net income of $501,000, an increase of $124,000 or 32.9% compared to the same quarter a year ago. St. Joseph Capital Corporation's basic earnings per share increased to $.30, up $.08 or 36.3% compared to the first quarter of 2002. The major driver of this improved performance was an 18.2% increase in net interest income.

Total assets as of March 31, 2003 were more than $280.5 million compared to $214.1 million at March 31, 2002. This represents an increase of 31.0%. Total loans grew substantially, up 30.5% to $198.9 million compared to $152.4 million on March 31, 2002. The upsurge in loan volume was funded primarily from a 31.3% increase in relationship-based funding sources, namely core deposits and client-based repurchase accounts. The provision expense moderated slightly compared to last year. However, the resultant allowance for loan loss account remains very strong at 1.52% of total loans. Again, no loan charge-offs were recorded allowing for the entire provision expense to be used to build the allowance for loan loss account. The loan portfolio remains fully performing with no delinquencies or non-accrual loans.

Chairman Rosenthal stated, "Looking back to 1999, our third year of operation, we proudly reported profits of slightly more than $500,000 for the full year. Today, only a few years later, we are delighted to report net income eclipsed $500,000 in a single quarter. Our staff continues to perform well in a highly competitive market to achieve these outstanding results."

St. Joseph Capital Corporation is a bank holding company whose headquarters are located in Mishawaka, Indiana. Its sole subsidiary, St. Joseph Capital Bank, provides a broad array of banking services to businesses and individuals in the Michiana area. St. Joseph Capital Bank employs numerous delivery channels for their financial services including a unique courier service and electronic banking accessed via their website, www.sjcb.com.

           St. Joseph Capital Bank is a Member of the Federal Deposit
                             Insurance Corporation.


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

                         ST. JOSEPH CAPITAL CORPORATION
                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                             Three Months       Three Months
                                                             ------------       ------------
                                                                Ended              Ended
                                                            March 31, 2003     March 31, 2002
                                                                 (dollars in thousands)
INTEREST AND DIVIDEND INCOME
         Loans, including fees                                  $2,787             $2,382
         Securities and other                                      432                501
                                                                ------             ------
                                                                 3,219              2,883
INTEREST EXPENSE
         Deposits                                                  633                679
         Securities sold under agreements to repurchase
           and other borrowings                                    529                464
                                                                ------             ------
                                                                 1,162              1,143
                                                                ------             ------
NET INTEREST INCOME                                              2,057              1,740
PROVISION FOR LOAN LOSSES                                           77                178
                                                                ------             ------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              1,980              1,562
NONINTEREST INCOME                                                 114                197
NONINTEREST EXPENSE
         Employee compensation and benefits                        886                759
         Stock Option Expense                                       15                  -
         Occupancy and equipment expense                           102                122
         Other expense                                             317                295
                                                                ------             ------
                                                                 1,320              1,176
                                                                ------             ------
INCOME BEFORE INCOME TAXES                                         774                583
INCOME TAX EXPENSE                                                 273                206
                                                                ------             ------
NET INCOME                                                      $  501             $  377
                                                                ======             ======

BASIC INCOME PER COMMON SHARE                                   $  .30             $  .22
                                                                ======             ======
DILUTED INCOME PER COMMON SHARE                                 $  .29             $  .22
                                                                ======             ======
AVERAGE COMMON SHARES OUTSTANDING                                1,679              1,678



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

                         ST. JOSEPH CAPITAL CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

ASSETS                                                                     MARCH 31, 2003      MARCH 31, 2002
                                                                                 (dollars in thousands)

         Total cash and cash equivalents                                       $ 34,137            $ 18,079
         Securities available for sale                                           42,206              38,415
         Federal Home Loan Bank (FHLB) stock                                      2,154               1,629
         Loans receivable                                                       202,013             154,898
         Allowance for loan losses                                                3,067               2,452
                                                                               --------            --------
              Loans receivable, net                                             198,946             152,446
         Premises and equipment, net                                              1,325               1,248
         Interest receivable and other assets                                     1,795               2,325
                                                                               --------            --------

                  Total assets                                                 $280,563            $214,142
                                                                               ========            ========
LIABILITIES AND SHAREHOLDERS' EQUITY
         Liabilities
           Total deposits                                                      $201,472            $152,135
           Securities sold under agreements to repurchase & other
             borrowings                                                          14,598              12,370
           FHLB Advances                                                         41,570              29,070
           Interest payable and other liabilities                                   388                 317
                                                                               --------            --------
                  Total liabilities                                             258,028             193,892
         Total shareholders' equity                                              22,535              20,250

                  Total liabilities and shareholders' equity                   $280,563            $214,142
                                                                               ========            ========

         Book value per common share                                           $  13.42            $  12.06
                                                                               ========            ========


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